Exhibit 99.1

CDx, Inc. Audited Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

CDx, Inc.

We have audited the accompanying balance sheets of CDx, Inc. (the “Company”) as of December 31, 2014 and 2013, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2014 and the period from September 16, 2013 (date of inception) to December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CDx, Inc. as of December 31, 2014 and 2013 and the results of its operations and its cash flows for the year ended December 31, 2014 and the period from September 16, 2013 (date of inception) to December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ Burr Pilger Mayer, Inc.
San Jose, California
April 7, 2015

F-1

CDX, INC.

Balance Sheets

as of December 31, 2014 and 2013

____________

	2014	2013
ASSETS
Current assets:
Cash	$745,446	$150
Prepaid expenses and other current assets	293,809	-
Total current assets	1,039,255	150
Property and equipment, net	103,643	-
Other assets	6,430	-
Total assets	$1,149,328	$150

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$526,968	$-
Customer deposits	129,871	-
Accrued liabilities	462,202	-
Accrued liabilities - related party	-	1,879
Loan payable to officer	-	150
Convertible notes payable	1,974,058	-
Total current liabilities	3,093,099	2,029
Warrant liability	266,524	-
Total liabilities	3,359,623	2,029

Commitments and contingencies (Note 8)

Stockholders’ deficit:
Series A convertible preferred stock, $0.001 par value, 3,000,000 shares authorized; 1,620,000 and zero shares issued and outstanding as of December 31, 2014 and 2013, respectively; aggregate liquidation preference of $810,000 as of December 31, 2014	1,620	-
Series B convertible preferred stock, $0.001 par value, 20,000,000 shares authorized; 597,725 and zero shares issued and outstanding as of December 31, 2014 and 2013, respectively; aggregate liquidation preference of $986,246 as of December 31, 2014	598	-
Common stock, $0.005 par value, 41,000,000 shares authorized; 10,059,000 and zero shares issued and outstanding as of December 31, 2014 and 2013, respectively	50,295	-
Additional paid-in capital	1,267,459	-
Accumulated deficit	(3,530,267)	(1,879)
Total stockholders’ deficit	(2,210,295)	(1,879)
Total liabilities and stockholders’ deficit	$1,149,328	$150

F-2

CDX, INC.
Statements of Operations

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

	2014	2013
Operating expenses:
Research and development	$1,539,392	$-
Sales and marketing	750,480	-
General and administrative	1,009,827	1,879
Total operating expenses	3,299,699	1,879
Loss from operations	(3,299,699)	(1,879)
Interest expense, net	(227,539)
Loss before provision for income taxes	(3,527,238)	(1,879)
Provision for income taxes	1,150
Net loss	$(3,528,388)	$(1,879)

Net loss per share:
Basic and diluted	$(0.44)

Weighted-average shares used in computing net loss per share
Basic and diluted	8,038,989

F-3

CDX, INC.

Statements of Stockholders’ Deficit

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

	Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances as of September 16, 2013	-	$-	$-	$-	$-	$-	$-
Net loss	-	-	-	-	-	(1,879)	(1,879)
Balances as of December 31, 2013	-	-	-	-	-	(1,879)	(1,879)
Issuance of common stock	-	-	10,050,000	50,250	-	-	50,250
Issuance of convertible preferred stock, net	2,217,725	2,218	-	-	1,018,337	-	1,020,555
Proceeds from exercise of stock options	-	-	9,000	45	675	-	720
Fair value of common stock warrants	-	-	-	-	60,917	-	60,917
Stock-based compensation	-	-	-	-	187,530	-	187,530
Net loss	-	-	-	-	-	(3,528,388)	(3,528,388)
Balances as of December 31, 2014	2,217,725	$2,218	10,059,000	$50,295	$1,267,459	$(3,530,267)	$(2,210,295)

The accompanying notes are an integral part of these financial statements.

F-4

CDX, INC.

Statements of Cash Flows

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

	2014	2013
Cash flows from operating activities:
Net loss	$(3,528,388)	$(1,879)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,452	-
Loss on impairment of fixed assets	15,833
Convertible note issued in exchange for services	191,000	-
Common stock issued in exchange for services	50,250	-
Stock-based compensation	187,530	-
Interest expense related to amortization of debt issuance costs and debt discount	176,226	-
Changes in assets and liabilities:
Prepaid expenses and other assets	(54,122)	-
Accounts payable and accrued liabilities	987,291	1,879
Customer deposits	129,871	-
Net cash used in operating activities	(1,824,057)	-
Cash flows from investing activities:
Purchases of property and equipment	(120,928)	-
Net cash used in investing activities	(120,928)	-
Cash flows from financing activities:
Proceeds from the issuance of note payable - related party	40,000	150
Repayment of note payable - related party	(40,150)	-
Proceeds from the exercise of stock options	400
Proceeds from the issuance of convertible notes payable, net of issuance costs	1,612,952	-
Proceeds from the issuance of convertible preferred stock, net of issuance costs	1,077,079	-
Net cash provided by financing activities	2,690,281	150
Net increase in cash	745,296	150
Cash, beginning of period	150	-
Cash, end of period	$745,446	$150
Supplemental cash flow information:
Interest paid	$3,000	$-
Noncash financing activity:
Issuance of convertible note payable in exchange for website development costs	$19,000	$-
Conversion of convertible note payable to preferred stock	$210,000	$-
Fair value of common stock warrants issued with convertible notes payable	$60,917	$-
Fair value of preferred stock warrants issued with preferred stock	$266,524	$-

The accompanying notes are an integral part of these financial statements.

F-5

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

1.	Organization and Nature of Business

CDx, Inc. (the “Company”) was incorporated under the laws of the state of Delaware on September 16, 2013 (date of inception). The Company is an early-stage science and technology company and plans to develop nanotechnology to accurately measure chemicals of interest in any solid, liquid, or gas sample, anywhere, anytime.

The Company’s first product, MyDx, is a lab in the palm of one’s hands. Using one device with interchangeable sensors, MyDx will allow consumers to test for pesticides in food, fruits, herbs, plants and vegetables; chemicals in water; and, toxins in the air. MyDx leverages technology developed at the California Institute of Technology in Pasadena, California, for the Jet Propulsion Laboratory, used by NASA and funded by the Bill & Melinda Gates Foundation for other applications. Acting as an electronic nose, MyDx is engineered to detect molecules in vapor. The analyzer itself has a user friendly interface designed to easily communicate with any iOS or Android smartphones. Once the app is downloaded and the device is synced to the smartphone, a sample can be placed in the sample chamber, which can be stimulated to release the chemicals of interest into the vapor phase for detection. Over the course of the next 24 months, the MyDx team will be rolling out different sensors, the first of which is programmed to test for the presence of specific analytes and chemical constituents in fruits, herbs, plants and vegetables. Using the associated app, MyDx will allow consumers to determine the concentrations of specific analytes and chemical constituents in their samples.

2.	Liquidity

The Company has had no revenues since inception in September 2013. The Company currently has limited working capital, and has not completed its efforts to establish a source of revenues sufficient to cover operating costs. The Company has a limited operating history and its prospects are subject to risks, expenses and uncertainties frequently encountered by early-stage companies. These risks include, but are not limited to, the uncertainty of availability of financing and the uncertainty of achieving future profitability. Management anticipates that the Company will be dependent, for the near future, on investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise funds through the capital markets. There can be no assurance that such financing will be available at terms acceptable to the Company, if at all. Failure to generate sufficient cash flows from operations, raise capital or reduce certain discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives.

3.	Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-6

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

3.	Summary of Significant Accounting Policies, continued

Concentration of Credit Risk

The Company’s policy is to place its cash with high credit quality financial instruments and institutions and limit the amounts invested with any one financial institution or in any type of instrument. Deposits held with banks may exceed the amount of insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less, when purchased, to be cash equivalents. As of December 31, 2014 and 2013, the Company held no cash equivalents.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the useful life as follows:

Internal-use software	3 years

Equipment	5 years

Computer equipment	3 to 7 years

Furniture and fixtures	5 to 7 years

Leasehold improvements	Shorter of life of asset or lease

When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the balance sheet and the resulting gain or loss is reflected in operations in the period realized. Maintenance and repairs are changed to operations as incurred.

Accounting for Website Development Costs

The Company capitalizes certain external and internal costs, including internal payroll costs, incurred in connection with the development of its website. These costs are capitalized beginning when the Company has entered the application development stage and cease when the project is substantially complete and is ready for its intended use. The Company capitalized costs of $58,870 and zero during the year ended December 31, 2014 and the period September 16, 2013 to December 31, 2013, respectively. The website development costs are amortized using the straight-line method over the estimated useful life of three years. During the year ended December 31, 2014, the Company wrote-off $15,833 related to previously capitalized website development costs as the original website was discarded.

F-7

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

3.	Summary of Significant Accounting Policies, continued

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheets. No such impairment was noted for any of the periods presented, except for the write-off of website development costs.

Fair Value of Financial Instruments

The Company recognizes and discloses the fair value of its assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). Each level of input has different levels of subjectivity and difficulty involved in determining fair value.

Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurable date.

Level 2	Inputs, other than quoted prices included in Level 1, that are observable for the asset or liability through corroboration with market data at the measurement date.

Level 3	Unobservable inputs that reflect management’s best estimate of what participants would use in pricing the asset or liability at the measurement date.

The carrying amounts of the Company’s financial assets and liabilities, including cash, other receivables, accounts payable, and accrued liabilities approximate fair value because of the short maturity of these instruments. The carrying value of the Company’s convertible notes payable approximates fair value based upon borrowing rates currently available to the Company for loans with similar terms.

Research and Development Costs

Research and development costs are charged to expense as incurred. These costs consist primarily of salaries and direct payroll-related costs. It also includes purchased materials and services provided by independent contractors, software developed by other companies and incorporated into or used in the development of the Company’s final products.

F-8

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

3.	Summary of Significant Accounting Policies, continued

Income Taxes

Deferred tax assets and liabilities are recognized for expected future consequences of events that have been included in the financial statements or tax returns. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Revenue Recognition

The Company will recognize revenue from product sales upon shipment if evidence of an arrangement exists, the fee is fixed or determinable, collection of the resulting receivable is reasonably assured and title and risk of loss have passed. If those criteria are not met, then revenue will not be recognized until all of the criteria are satisfied.

Customer Deposits

The Company accounts for funds received from crowdfunding campaigns and pre-sales as a liability on the balance sheets as the investments made entitle the investor to apply these funds towards future shipments once the product has been developed and available for commercial use.

Stock-Based Compensation

The Company accounts for stock-based awards granted to employees based on the fair value of the award measured at the grant date. Accordingly, stock-based compensation is recognized in the statements of operations as an operating expense over the requisite service period. The Company uses the Black-Scholes option pricing model adjusted for the estimated forfeiture rate for the respective grant to determine the estimated fair value of stock-based compensation arrangements on the date of grant and expenses this value ratably over the requisite service period of the stock option. The Black-Scholes option pricing model requires the input of highly subjective assumptions. Because the Company’s stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models may not provide a reliable single measure of the fair value of the Company’s stock options. In addition, management will continue to assess the assumptions and methodologies used to calculate estimated fair value of stock-based compensation. Circumstances may change and additional data may become available over time, which could result in changes to these assumptions and methodologies for future grants, and which could materially impact the Company’s fair value determination.

F-9

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

3.	Summary of Significant Accounting Policies, continued

Stock-Based Compensation, continued

For equity instruments granted to non-employees, excluding non-employee directors, the Company records the expense of such services based on the estimated fair value of the equity instrument. If the equity instrument is a stock option, the Company uses the Black-Scholes option pricing model to determine the fair value. Assumptions used to value the equity instruments are consistent with equity instruments issued to employees as the terms of the awards are similar and are subject to periodic adjustments as the underlying equity instruments vest. The Company recognizes the fair value of the equity instruments as expense over the term of the service agreement and remeasures that fair value as the equity instruments vest.

Warrant Liability

The Company accounts for its freestanding warrant for shares of the Company’s convertible preferred stock as a liability at fair value on the balance sheets because the warrants are potentially redeemable. The warrants are remeasured at each balance sheet date with any changes in fair value being recognized as a component of interest expense, net on the statements of operations.

Comprehensive Loss

Comprehensive loss is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investment owners and distributions to owners. For the periods presented, comprehensive loss did not differ from net loss.

Collaborative Arrangements

The Company and its collaborative partners are active participants in the collaborative arrangements and both parties are exposed to significant risks and rewards depending on the commercial success of the activity. The Company records all expenses related to collaborative arrangements as research and development expense in the statements of operations as incurred.

Net Loss per Share

Basic net loss per share is computed using the weighted-average number of common shares outstanding. The number of shares used in the computation of diluted net loss per share is the same as those used for the computation of basic net loss per share as the inclusion of dilutive securities would be anti-dilutive because the Company is in a loss position for the periods presented. Potentially dilutive securities are composed of the incremental common shares issuable upon the exercise of stock options and the conversion of convertible preferred stock.

For the year ended December 31, 2014, options to purchase 1,937,979 shares of common stock, 2,217,725 shares of convertible preferred stock, warrants to purchase 683,200 shares of Series B convertible preferred stock, and warrants to purchase 760,000 shares of common stock have been excluded from the calculation of net loss per share because the inclusion would be anti-dilutive. The Company did not issue any common stock equivalents during the period from September 16, 2013 to December 31, 2013.

F-10

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

3.	Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), which requires management to determine whether there is substantial doubt about a company’s ability to continue as a going concern. ASU 2014-15 differs from the current application requirements in auditing standards by defining “substantial doubt;” requiring the management going concern assessment every interim and annual period; providing guidance for considering management’s plans to alleviate the doubt; requiring certain disclosures when those plans do alleviate the going concern doubt; requiring an express statement about the substantial doubt and certain disclosures when the plans do not alleviate the going concern doubt; and requiring an assessment of substantial doubt for one year after the date that the financial statements are issued. ASU 2014-15 will be effective for fiscal years ending after December 15, 2016, with early application permitted. The Company is currently evaluating the impact that this standard will have on its financial statements and related disclosures.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. The guidance outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The guidance is effective for non-public entities for reporting periods beginning after December 15, 2017, and interim and annual reporting periods thereafter. Non-public entities have the option to adopt at the same time as public entities which is for reporting periods beginning after December 15, 2016. The Company is currently evaluating the impact of the amended guidance on its financial position, results of operations and cash flows.

4.	Fair Value Measurements

The following table sets forth the fair value of the Company’s financial liabilities measured at fair value on a recurring basis as of December 31, 2014:

	Fair Value Measurements as of December 31, 2014
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$-	$-	$266,524	$266,524

The Company had no financial assets measured at fair value on a recurring basis as of December 31, 2014. The Company had no financial assets or liabilities measured at fair value on a recurring basis as of December 31, 2013.

F-11

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

4.	Fair Value Measurements, continued

The change in the fair value of the warrant liability that falls under Level 3 of the valuation hierarchy is summarized below:

Fair value as of January 1, 2014	$-
Issuance of warrants	266,524
Change in fair value during the year	-
Fair value as of December 31, 2014	$266,524

The following table describes the valuation techniques used to calculate fair value for Level 3 liabilities. For Level 3 liabilities, the Company determines the fair value measurement valuation policies and procedures. Annually, the Board. of Directors assess and approve the fair value measurement policies and procedures. At least annually, the Company determines if the current valuation techniques used in the fair value measurements are still appropriate and evaluates and adjusts the unobservable inputs used in the fair value measurements based on current market conditions and third-party information.

	Fair Value as of December 31,	Valuation	Unobservable	Range (Weighted-
	2014	Techniques	Inputs	Average)
Warrant liability	$266,524	Black-Scholes	Fair Value of	$1.10
		Option Pricing	Preferred Stock	$(1.10)
		Model
			Volatility	37.7%
				(37.7%)

5.	Property and Equipment, net

The Company’s property and equipment, net consist of the following as of December 31, 2014:

Computer equipment	$73,290
Website development costs	39,870
Software	5,991
Furniture and fixtures	1,777
120,928
Less accumulated depreciation and amortization	(17,285)
$103,643

Depreciation and amortization expense was $20,452 and zero for the year ended December 31, 2014 and the period from September 16, 2013 to December 31, 2013.

F-12

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

6.	Debt

Loan Payable to Officer

In September 2013, an officer loaned the Company $150 to open bank accounts. The loan was unsecured, non-interest bearing and due on demand. The loan was repaid during the year ended December 31, 2014.

The balance due to the officer was zero and $150 as of December 31, 2014 and 2013, respectively.

Note Payable – Related Party

In January 2014, the Company executed a $40,000 note payable to a related party of the Company. The note was non-interest bearing with a fixed transaction fee and a maturity date of April 10, 2014. The Company repaid the $40,000 during the quarter ended June 30, 2014.

Convertible Note Payable – Related Party

In March 2014, the Company issued a convertible note payable to a related party in exchange for intellectual property, prototypes, and website development costs for a total value of $210,000. The convertible note payable was converted into convertible preferred stock during the quarter ended June 30, 2014.

Convertible Notes

In August, September and October 2014, the Company issued $2,000,000 in convertible subordinated promissory notes (the “Notes”) to accredited investors. The Notes are subordinated to all existing indebtedness of the Company. The annual interest rate of 8% is payable semi-annually on December 31 and June 30. The maturity date of the Notes is June 30, 2015, at which time all unconverted principal and accrued but unpaid interest under the Notes is due and payable. The Notes may be prepaid at any time upon written notice to the Note holders. As of December 31, 2014, the amount outstanding in connection with the Notes is $2,000,000.

Principal and all accrued unpaid interest on the Notes shall be automatically converted into the securities to be sold in a qualified financing, which is an offering of equity securities, or debt securities convertible into equity, in which a minimum of $2,500,000 in gross proceeds is raised. Should a liquidity event occur prior to the conversion or repayment of the notes, the Company will pay the holder an amount equal to 150% of the outstanding principal amount plus any accrued interest due under the Notes upon the closing of the liquidity event. The Company has elected the fair value option to value this instrument and determined that the value of the instrument is not material and, as such, has not recorded a liability on the Company’s financial statements as of December 31, 2014.

In conjunction with the issuance of the Notes, the holders of the Notes are entitled to receive warrants to purchase 500,000 shares of common stock at an exercise price of $1.10 per share. The fair value of these warrants as of the date the financing was closed was $40,077 and was recorded as a debt discount and included in convertible notes payable on the balance sheets. The fair value of these warrants is being amortized to interest expense ratably through the maturity date. Total interest expense related to the amortization of the fair value of the warrants for the year ended December 31, 2014 was $14,135. The unamortized fair value of the warrants was $25,942 as of December 31, 2014.

F-13

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

6.	Debt, continued

Convertible Notes, continued

In connection with the issuance of the Notes, the private placement agent was entitled to receive warrants to purchase 260,000 shares of common stock at an exercise price of $1.10 per share. The fair value of these warrants as of the date the financing was closed was $20,840 and, together with other fees and legal costs to obtain the Notes, was recorded as debt issuance costs in the amount of $407,888 and included in prepaid expense and other current assets on the balance sheets. These debt issuance costs are being amortized to interest expense ratably through the maturity date. Amortization of the debt issuance costs was $162,091 for the year ended December 31, 2014. The unamortized debt issuance costs were $245,797 as of December 31, 2014.

7.	Stockholders’ Deficit

Common Stock

During the year ended December 31, 2014, the Company issued 10,050,000 shares of common stock for services rendered valued at $50,250.

Each holder of a share of common stock is entitled to one vote.

Preferred Stock

In April and May 2014, the Company issued 1,200,000 shares of Series A convertible preferred stock (“Series A”) at $0.50 per share for total proceeds received of $600,000. The Company issued an additional 420,000 shares of Series A as the result of the conversion of the convertible note payable due to a related party.

In December 2014, the Company issued 597,725 shares of Series B convertible preferred stock (“Series B”) at $1.10 per share for total proceeds of $657,500. At the same time, the Company issued warrants to purchase 683,200 shares of Series B at an exercise price of $1.10. The fair value of these warrants as of the date the financing was closed was $266,524 and was recorded as a warrant liability on the balance sheets.

The Company incurred issuance costs of $446,945 relating to the issuance of Series A and Series B.

The holders of preferred stock have various rights and preferences as follows:

Dividends

Dividends are non-cumulative. Holders of preferred stock are entitled to receive, when and if declared by the Board of Directors on a pari passu basis, cash dividends at an annual rate of $0.04 per share for Series A and $0.088 per share for Series B. Dividends will be payable only when and if declared by the Board of Directors. All dividends declared for the preferred shares must be paid before any dividends are paid to common stockholders. If any dividends are paid to common stockholders, at least an equal amount shall also be paid to the preferred stockholders. Any dividend preference of any series of preferred stock may be waived, in whole or in part, by the vote of the holders of the majority of the outstanding shares of such series.

F-14

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

7.	Stockholders’ Deficit, continued

Preferred Stock, continued

Liquidation Preferences

Upon liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the preferred stockholders are entitled to receive an amount per share equal to $0.50 for Series A and $1.65 for Series B (as adjusted for any stock dividends, stock splits or recapitalization and similar events), plus all declared and unpaid dividends, or such lesser amount as may be approved by the holders of the majority of the outstanding shares of preferred stock. If upon the liquidation event, there are insufficient funds to permit the payment to stockholders of the full preferential amounts, then the entire assets and funds of the Company will be distributed ratably among the holders of preferred stock. After payment of the full liquidation preference to the preferred stockholders, the remaining assets shall be distributed ratably to the common stockholders.

Conversion

Each share of preferred stock shall be convertible, at the option of the holder, at any time after the date of issuance into fully paid and non-assessable shares of common stock as determined by dividing the applicable original issue price for such series by the conversion price for such series.

Each share of preferred stock shall automatically be converted into shares of common stock at the respective conversion price immediately upon the earlier of (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to a registration statement under the Securities Act of 1933 covering the offering and sale of the Company’s common stock provided the aggregate gross proceeds to the Company and/or selling stockholders are not less than $30,000,000 prior to underwriters’ commissions and expenses, (ii) immediately prior to the closing of a merger approved by the Board of Directors pursuant to which the then current stockholders of the Company become stockholders of a public company, or (iii) upon receipt of a written request for conversion from the holders of a majority of the voting power of the outstanding shares of preferred stock.

Voting Rights

The holders of each share of Series A have voting rights equal to twenty times the number of shares of common stock into which the Series A held by such holder could be converted. The holders of each share of Series B have voting rights equal to the number of shares of common stock into which it is convertible.

F-15

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

7.	Stockholders’ Deficit, continued

2014 Equity Incentive Plan

In June 2014, the Company adopted the 2014 Equity Incentive Plan (the “2014 Plan”), and reserved 2,059,412 shares of common stock for issuance under the 2014 Plan. In October 2014, the reserved shares for issuance under the 2014 Plan were increased to 5,059,412. Under the 2014 Plan, employees, directors or consultants may be granted nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units to purchase shares of the Company’s common stock. Only employees are eligible to receive incentive stock options (“ISO”) to purchase common stock. Vesting and exercise provisions are determined by the Board of Directors at the time of grant. The options generally expire ten years from the date of grant. ISOs granted to a participant who, at the time the ISO is granted, has more than 10% of the voting power between all classes of stock, will expire five years from the date of grant. Options vest at various rates ranging from immediately to three years. As of December 31, 2014, options to purchase 3,112,433 shares were available under the 2014 Plan for issuance.

A summary of stock option activity under the Company’s stock option plan for the year ended December 31, 2014 was as follows:

	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)
Outstanding as of January 1, 2014	-	$-	-
Granted	2,016,562	0.08
Cancelled	(69,583)	0.08
Exercised	(9,000)	0.08
Outstanding as of December 31, 2014	1,937,979	$0.08	9.5
Options vested and expected to become vested as of December 31, 2014	1,937,979	$0.08	9.5
Options vested and exercisable as of December 31, 2014	1,083,000	$0.08	9.5

Total employee stock-based compensation expense recognized by the Company for the year ended December 31, 2014 and the period from September 16, 2013 to December 31, 2013 was $27,906 and zero, respectively. No tax benefits were recognized in the year ended December 31, 2014 and the period from September 16, 2013 to December 31, 2013.

F-16

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

7.	Stockholders’ Deficit, continued

2014 Equity Incentive Plan, continued

Total unrecognized compensation expense from employee stock options as of December 31, 2014 was $29,516 and will be recognized over an average recognition period of 1.5 years.

For the year ended December 31, 2014, the Company granted options to non-employees to purchase 435,000 shares of common stock in exchange for services at an exercise price of $0.08 per share. Stock-based compensation expense related to the stock options granted to non-employees was $159,624 and zero for the year ended December 31, 2014 and the period from September 16, 2013 to December 31, 2013, respectively. The Company believes that the fair value of the stock options is more reliably measureable that the fair value of the consulting services received.

Additional Stock Plan Information

The Company’s fair value calculations for stock-based awards under the 2014 Plan were made using the Black-Scholes option pricing model for the year ended December 31, 2014 with the weighted-average assumptions set forth in the following table. Volatility is based on historical volatility rates obtained for certain public companies that operate in the same or related businesses as that of the Company since there is no market for or historical volatility data for the Company’s common stock. The risk-free interest rate is determined by using a U.S. Treasury rate for the period that coincided with the expected term set forth. The Company uses a simplified method for “plain vanilla” share options in determining the expected term of an employee share option as its equity shares are not publicly traded.

The following assumptions were used in the estimated grant date fair value calculations for options granted to employees and consultants during the year ended December 31, 2014:

2014
Dividend yield	0.0%
Volatility	50.0%
Average risk-free interest rate	1.7% - 2.5%
Expected term, in years	4.8 - 10.0

The weighted-average grant date fair value for stock options granted during the year ended December 31, 2014 was $0.04 per share.

8.	Commitments and Contingencies

In September 2013, the Company leased a virtual office. The lease had a term of six months and then became month-to-month after the initial lease period.

In April 2014, the Company leased office space in San Mateo, California on a month-to-month basis for $750 per month.

F-17

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

8.	Commitments and Contingencies, continued

In May 2014, the Company entered into a six-month lease for office facilities in La Jolla, California. The lease is guaranteed by an officer and director of the Company. The monthly rent is $800 per month. In July 2014, the original lease was amended to increase the monthly rent to $1,325 per month. In September 2014, the Company added additional space at this location. The monthly rent for the additional space is $1,280 per month. In October 2014, the Company added additional space at this location. The monthly rent for the additional space is $1,130 per month. The lease term at this location became month-to-month as of December 31, 2014.

In September 2014, the Company leased additional office space in San Mateo, California for a three-month term. The monthly rent is $1,900 per month. The lease term at this location became month-to-month as of December 31, 2014.

Rent expense for the year ended December 31, 2014 and the period from September 16, 2013 to December 31, 2013 was $42,871 and $919, respectively.

Distribution and License Agreement and Joint Development Agreements

The Company entered into a Distribution and License Agreement with a third-party for the purpose of developing a sensor array to be used in the Company’s product. The Distribution and License Agreement has an initial term of ten years, but can be terminated earlier if the project does not meet the specifications of the Company. The Company will obtain exclusive rights to sell and distribute once a successful sensor prototype is developed. In exchange for a functional prototype, the Company will pay the third-party a 7% royalty on net sales. During the year ended December 31, 2014 and the period from September 16, 2013 to December 31, 2013, the Company incurred $10,000 and zero, respectively, in development costs related to the Distribution and License Agreement.

On November 1, 2013, the Company entered into a two-year Joint Development Agreement (the “Agreement”) with an unrelated third-party to develop chemical sensors and peripheral sensing equipment and software for the detection and characterization of cannabis and compounds associated with cannabis.

The Agreement provides for, among other things, any arising intellectual property rights (as defined) outside of the field (as defined), and any arising intellectual property rights relating to improvements to detection materials shall belong to the Joint Venture Developer.

The Agreement also provides that any arising intellectual property rights other than those covered above shall belong to the Company. To the extent that it is necessary to do so to enable the Company to use and exploit its respective arising intellectual property rights, the Joint Developer grants the Company a perpetual, irrevocable, exclusive, and royalty free license (including the right to assign the license and to grant sub-licenses) to use and exploit the Joint Developer’s arising intellectual property rights in the field. Under the terms of the Agreement, either party may cancel the Agreement as the specific tasks provided for in the Agreement have been completed or for causes specifically provided for in the Agreement. During the year ended December 31, 2014 and the period from September 16, 2013 to December 31, 2013, the Company has paid the Joint Developer $227,500 and zero, respectively, for development costs.

F-18

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

8.	Commitments and Contingencies, continued

Distribution and License Agreement and Joint Development Agreements

In March 2014, the Company entered into a Joint Venture Agreement with AZ Med Testing (“AZMED”) for the purpose of co-developing a database that will correlate the sensor derived chemical data with end-user derived feedback information. As part of the agreement, AZMED received options to purchase 250,000 shares of common stock in July 2014. AZMED will also receive a perpetual license to the developed software. Any intellectual property that is developed will be shared by the Company and AZMED. During the year ended December 31, 2014, the Company incurred $13,937 in costs related to the development of the database.

9.	Income taxes

The components of the provision for income taxes are as follows:

	2014	2013
Current:
Federal	$-	$-
State	1,150	-
Total current	1,150	-

Deferred:
Federal	-	-
State	-	-
Total deferred	-	-
Total provision for income taxes	$1,150	$-

Deferred tax assets consist of the following:

	2014	2013
Deferred tax assets:
Capitalized start-up costs	$682,611	$-
Net operating losses	562,803	-
Other	11,534	-
Total deferred tax asset	1,256,948	-
Valuation allowance	(1,256,948)	-
Net deferred tax assets	$-	$-

F-19

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

9.	Income taxes, continued

Reconciliation of the statutory federal income tax to the Company’s effective tax:

	2014	2013
Tax at federal statutory rate	34.00%	34.00%
State taxes	(0.03%)	0.00%
Valuation allowance	(30.32%)	0.00%
Nondeductible items	(1.49%)	0.00%
Other	(2.19%)	(34.00%)
	(0.03%)	(0.00%)

The Company recognizes deferred tax assets for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carryforwards. The Company records a valuation allowance to reduce the deferred tax assets to their estimated realizable value, when it is more-likely-than-not-that it will not be able to generate sufficient future taxable income to realize the net carrying value. The Company has recorded a full valuation allowance against its U.S. federal and state deferred tax assets due to its history of operating losses. The valuation allowance increased by $1,256,948 during the year ended December 31, 2014.

As of December 31, 2014, the Company had approximately $1.4 million of federal and state net operating loss carryforwards available to reduce future taxable income which will begin to expire in 2034 for federal and state purposes

As of December 31, 2014, the Company had research and development credit carryforwards of approximately $6,042 and $6,972 for federal and state income tax purposes, respectively. If not utilized, the federal research and development credit carryforwards will begin to expire in 2034. The state credits can be carried forward indefinitely.

The Tax Reform Act of 1986 and similar state provisions limit the use of net operating loss and research and development credit carryforwards in certain situations where equity transactions result in a change of ownership as defined by Internal Revenue Code Section 382. In the event the Company should experience an ownership change, as defined, utilization of its federal and state net operating loss carryforwards and credits could be limited and may expire unutilized.

The Company maintains liabilities for uncertain tax positions. These liabilities involve considerable judgment and estimation and are continuously monitored by management based on the best information available, including changes in tax regulations, the outcome of relevant court cases, and other information. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2014, the Company’s total amount of unrecognized tax benefit was approximately $5,578, of which none affect the effective tax rate. The Company does not expect its unrecognized benefits to change materially over the next 12 months.

The Company will be filing income tax returns with the United States federal government and the state of California beginning with the tax year 2014.

F-20

CDx, Inc.

Notes to Financial Statements

for the year ended December 31, 2014 and the

period from September 16, 2013 (date of inception) to December 31, 2013

____________

10.	Subsequent Events

In February 2015, convertible subordinated promissory notes and accrued interest totaling $2,075,332 were converted into 1,886,645 shares of Series B.

In February 2015, the Company signed a Debt Settlement Agreement with one of its developers to settle $97,871 in outstanding invoices in exchange for $25,000 in cash and $43,505 in common stock, which is equivalent to 39,550 shares valued at $1.10 per share.

In February 2015, the Company issued 1,308,400 shares of common stock to various vendors in exchange for services performed.

In March 2015, the Company approved an increase in the total shares available for issuance under the 2014 Plan to 6,200,000 shares.

During the first quarter of fiscal 2015, the Company received gross proceeds of $4,842,500 from the issuance of 4,402,272 shares of Series B convertible preferred stock (excluding the conversion of the convertible subordinated promissory notes).

The Company has evaluated all events subsequent to December 31, 2014 through April 7, 2015, the date these financial statements were issued, and, with the exception of the items noted above, nothing has occurred outside the normal course of its business operations.

 F-21